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Exhibit 10.1

OFFICER POSITION TERMINATION AGREEMENT AND GENERAL RELEASE

        This confidential Officer Position Termination Agreement and General Release ("Agreement") is entered into as of this 17th day of March, 2010, hereinafter "Execution Date," by and between Kodiak Oil & Gas Corp., a Yukon Territory corporation, having offices at 1625 Broadway, Suite 250, Denver, CO 80202, its successors and assigns, (hereinafter "Kodiak" or the "Company"), and James Keith Doss ("Mr. Doss" or "Employee"), a Colorado resident. The Company and Employee are sometimes collectively referred to herein as the "Parties".

        1.    Officer Position Termination.    The Employee is hereby terminated as Chief Financial Officer (CFO) of the Company effective March 18th, 2010 (the "Termination Date"). The Parties have agreed to avoid and resolve any alleged existing or potential disagreements between them arising out of or connected with Employee's employment as CFO with the Company. The Company expressly disclaims any wrongdoing or any liability to Employee. This Agreement and compliance with it shall not be construed as an admission by the Company of any liability or violation to the rights of Employee or any other person or as a violation of any order, law, statute duty or contract whatsoever as to Employee or any person.

        2.    Benefits.    The Company agrees to begin to provide Employee the following benefits, commencing after the expiration of the seven (7) day revocation period described below ("Effective Date"), provided Employee has not revoked this Agreement as described below:

    2010 Special Bonus.    The Company agrees to pay Mr. Doss a special bonus in the amount of Fifty Thousand Dollars ($50,000.00), less applicable withholdings (the "2010 Special Bonus"), payable in a lump sum as soon as administratively feasible after all parties execute this Agreement. This amount and the other benefits provided in this Agreement are being paid in consideration of Mr. Doss's general and complete release of claims and the other terms and conditions provided herein.

        Employee specifically acknowledges and agrees that the 2010 Special Bonus consideration exceeds the amount that he would otherwise be entitled to receive upon termination of his employment, and that this payment and any other benefit are in exchange for entering into this Agreement. Employee agrees that he will not at any time seek consideration from the Company other than what is set forth in this Agreement. Employee specifically acknowledges and agrees that the Company has made no representations to him regarding the tax consequences or any other consequences of any amounts received by him or for his benefit pursuant to this Agreement. In consideration for the mutual promises and agreements contained herein, and for other valuable consideration, Employee agrees to pay all federal, state or local taxes and/or tax assessments, if any, which are required by law to be paid with respect to this Agreement, save and except those amounts withheld by the Company in satisfaction of such taxes as provided above. Employee further agrees to indemnify and hold the Company, its predecessors, officers, directors, employees, attorneys, representatives, successors and assigns harmless from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental entity against the Company, or any of the foregoing persons or entities, for any amounts claimed due on account of this Agreement or pursuant to claims made under any federal, state or local tax laws, and any costs, expenses or damages sustained by them by reason of any such claims, including any amounts paid by the Company, its predecessors, officers, directors, employees, attorneys, representatives, successors and assigns as taxes, attorneys' fees, deficiencies, levies, assessments, fines, penalties, interest or otherwise.

        For no further compensation than that set forth in this Agreement, Employee agrees to make himself reasonably available to the Company to respond to requests by the Company for documents and information concerning matters involving facts or events relating to the Company or any affiliate or subsidiary thereof (including, without limitation, predecessors thereof) that may be within Employee's knowledge, and further agrees to provide truthful information to the Company an affiliate or subsidiary thereof or any of their representatives as reasonably requested with respect to pending and future litigations, arbitrations, other dispute resolutions, investigations or requests for information. Employee also agrees to make himself reasonably available to assist the Company and its affiliates in connection with any administrative, civil or criminal matter or proceeding brought by or brought against any of them, in which and to the extent the Company, an affiliate of subsidiary thereof or any of their representatives reasonably deem Employee's cooperation necessary. Employee shall be reimbursed for Employee's reasonable out-of-pocket expenses incurred as a result of such cooperation.

        3.    Payment of Salary and Reimbursement of Business Expenses.    Employee has been (or, in the ordinary course of business will be) paid his regular salary as the CFO, less standard employee withholding taxes and any amounts owed by Employee to the Company, through the Termination Date. The Company will reimburse or has reimbursed Mr. Doss for reasonable and appropriate expenses incurred through the Termination Date of his employment as the CFO of the Company, in accordance with the Company policies.

        4.    No Other Compensation or Benefits.    The Parties agree that, except as specifically set forth in this Agreement, Mr. Doss shall have no further right to any additional salary, vacation, bonuses, severance, paid leave, insurance, or any other type of compensation or benefits of any kind related to his employment as the CFO of Kodiak, and Mr. Doss expressly waives claims for such additional compensation or pay not set forth in this Agreement. Notwithstanding the foregoing, the termination of Employee's position as CFO of the Company shall not affect the term or vesting of any outstanding grants made to Employee under the Incentive Share Option Plan which have been granted or vested as of the Termination Date. Mr. Doss specifically acknowledges that the benefits set forth in this Agreement substantially exceed the benefits to which he would be entitled in the absence of this Agreement.

        5.    Release and Discharge of Claims.    Mr. Doss, on behalf of himself, his heirs, representatives, agents, executors and assigns, hereby irrevocably and unconditionally releases and discharges the Company or any current or former parent, subsidiary or affiliate of the Company, or any of its former or current directors, officers, managers, shareholders, partners, joint venturers, agents, attorneys, employees, participants, members, associates, representatives, heirs, beneficiaries, insurance carriers, predecessors, successors, assigns, executors, administrators, subsidiaries and/or affiliated corporations (all of the foregoing referred to in this paragraph as "Kodiak"), with respect to any and all claims, charges, liens, covenants, grievances, demands, causes of action, obligations, damages and liabilities, known or unknown, anticipated or unanticipated, contingent or non-contingent, that Mr. Doss has had in the past or now has against Kodiak, through the date of execution of this Agreement (except for claims and rights arising out of this Agreement). Without limitation, this full waiver and release includes any and all contract, tort, statutory, wrongful discharge, discrimination or other claims arising under federal or state law relating in any way to the terms or conditions of Mr. Doss's employment with the Company, the events leading up to this Agreement, the termination of his employment with the Company, and/or the events leading up to such termination. Mr. Doss expressly understands and acknowledges that among the various rights and claims being waived and released by him are any and all claims arising under any express or implied contract and any alleged employment or other unlawful discrimination law, including the Title VII of the Civil Rights Act of 1964 as amended, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Equal Pay Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the Colorado Anti-Discrimination Act, and any other federal, state or local civil rights, labor or other law.

        Mr. Doss represents that he has not filed any complaints, charges, or lawsuits ("charge") against the Company with any court or governmental agency. If Mr. Doss does file a charge, or if a governmental agency prosecutes a charge on his behalf, Mr. Doss specifically agrees that he will not be entitled to monetary relief of any kind in connection with resolution of the charge, whether by means of settlement or otherwise, including without limitation back pay, front pay, other damages, fees, or costs. This Agreement shall serve as an absolute defense to any such claims brought by Mr. Doss. You are giving up all rights and claims of any kind, known or unknown, except for the rights specifically given to you in this Agreement.

        6.    Prior Executed Agreements.    Employee acknowledges and affirms that during his employment with the Company he executed a Kodiak Oil & Gas Corp. Employment Agreement (Attached hereto as Attachment A), effective December 1, 2008, and that the terms and conditions of said agreement that survive the termination of the CFO employment relationship, including but not limited to Employee's continuing confidentiality and non-solicitation obligations, are not affected by this Agreement, except to the extent provided in Sections 7 and 8 of this Agreement

        7.    Confidential Agreement.    Employee agrees to keep the terms and conditions of this Agreement, the negotiations hereof, and any and all actions by the parties in accordance with this Agreement strictly confidential, and shall not disclose, discuss or reveal the same to any other persons, entities or organizations, except to the extent that disclosure is required by law, provided, however, that he may discuss this Agreement with his legal and/or financial advisors, healthcare providers, prospective employers and Employee's immediate family. He further agrees that any disclosure by him in violation of this paragraph will constitute a material breach of this Agreement for which the Company may pursue any and all remedies, including rescission of the benefits to be provided hereunder.

        8.    Confidentiality and Nonsolicitation.    Employee reaffirms his obligations under Sections 8 and 9 (and all subparts thereof) of his Employment Agreement effective as of December 1, 2008 and agrees that he shall fully comply with such provisions, except that Employee may disclose the terms and conditions of this Agreement, the negotiations hereof, and any actions taken by the parties in accordance with this Agreement to legal and/or financial advisors, healthcare providers, prospective employers and Employee's immediate family in accordance with Section 7 of this Agreement.

        9.    Nondisparagement.    Employee agrees not to disparage the Company and its respective officers, directors, employees, shareholders, owner(s), and agents, in any manner likely to be harmful to them or their business, business reputation, or personal reputation; provided that he shall respond accurately and fully to any question, inquiry or request for information when required by legal process. The Company and its officers agree to advise persons who may ask for a reference no more than the following: that Employee was employed by the Company, the capacities in which he was employed, and the dates that Employee was employed, and that such employment was satisfactory. The Company and its officers agree that they will not disparage Employee.

        10.    Return of Company Property.    Employee acknowledges and promises that upon termination of his status as an employee he will immediately return to the Company all of the Company's property, including without limitation company credit cards, security passes, all written materials, database information in any form, computer media, access cards, office keys, office equipment, laptop and desktop computers, cell phones and other wireless devices, thumb drives, zip drives and all other media storage devices, handbooks, documents, files, or other materials used by him in rendering services on behalf of the Company or otherwise that is in his possession or under his control; and further, Employee shall not retain any copies of any such material. Mr. Doss shall return said property regardless of whether he signs this Agreement.

        11.    Entire Agreement.    Employee warrants that no promise, inducement, or agreement not expressed herein has been made to him in connection with this Agreement, and that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties relating to Employee's employment with the Company except for those obligations set forth in his Employment Agreement that survive termination, including but not limited to, those set forth in Sections 8, 9 and 13 (and all subparts thereof) of the Employment Agreement, except to the extent provided in Sections 7 and 8 of this Agreement. It is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by an executed written agreement. The parties hereto agree that they will make no claim at any time or place that this Agreement has been orally altered or modified or otherwise changed by oral communication of any kind or character.

        12.    Nonadmission.    This Agreement shall not be construed as an admission by Kodiak of any liability to Mr. Doss, breach of any agreement between Kodiak and Mr. Doss, or violation by Kodiak of any statute, law or regulation, nor shall it be construed as an admission of any misconduct or deficient performance or valid cause for termination of Mr. Doss.

        13.    Voluntary Release and Counsel.    Mr. Doss understands the significance of this Agreement and acknowledges that it is voluntary and has not been given as a result of any coercion. Mr. Doss also acknowledges that he does not rely and has not relied upon any representation or statement not set forth herein made by Kodiak or by any of the Company's agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise.

        14.    Breach and Enforcement.    A breach of any of the terms of this Agreement will entitle the aggrieved party to sue for breach. The prevailing party shall have the right to rescind this Agreement and/or to withhold or recover any consideration required herein, together with the right to recover all damages, costs, expenses, and reasonable attorney fees incurred; provided, however, that in the event of a proceeding challenging the validity of this Agreement under the Age Discrimination in Employment Act, the parties' entitlement to attorneys' fees and costs with respect to such challenge shall be determined in accordance with applicable federal law. The parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in Denver County, Colorado, for all matters and actions arising under or relating to this Agreement, Mr. Doss's employment, or the termination thereof. Venue for any dispute, controversy, or claim arising out of or relating to this Agreement, Mr. Doss's employment, or the termination thereof will lie exclusively in the courts of Denver County, Colorado, or in the U.S. District Court for the District of Colorado in Denver.

        15.    Severability.    If for any reason any provision of this Agreement is determined to be invalid, unenforceable or contrary to any existing or future law to any extent, such provision shall be enforced to the extent permissible under the law and such invalidity, unenforceability or illegality shall not impair the operation of or otherwise affect those portions of this Agreement which are valid, enforceable and legal.

        16.    Binding Effect.    This Agreement is and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, affiliates, predecessors, successors and assigns.

        17.    Governing Law.    This Agreement shall be construed and enforced pursuant to the laws of the State of Colorado. Any disputes arising out of this Agreement shall be brought in the courts of the State of Colorado.

        18.    OWBPA.    Employee specifically agrees and acknowledges: (A) that his waiver of rights under this Agreement is knowing and voluntary as required under the Older Workers Benefit Protection Act; (B) that he understands the terms of this Agreement; (C) that the Company advises him to consult with an attorney prior to executing this Agreement; (D) that the Company has given him a period of up to twenty-one (21) calendar days within which to consider this Agreement; (E) that, following his execution of this Agreement he has seven (7) days in which to revoke his agreement to this Agreement and that, if he chooses not to so revoke, the Agreement shall then become effective and enforceable and the payment and extension of benefits listed above shall then be made to him in accordance with the terms of this Agreement; and (F) nothing in this Agreement shall be construed to prohibit Employee from filing a charge or complaint, including a challenge to the validity of the waiver provision of this Agreement, with the Equal Employment Opportunity Commission or participating in any investigation conducted by the Equal Employment Opportunity Commission. However, Employee has waived any right to monetary relief. To cancel this Agreement, Employee understands that he must give a written revocation to Company headquarters either by hand delivery or certified mail within the seven-day period. If he rescinds this Agreement, it will not become effective or enforceable and he will not be entitled to any of the benefits set forth above.

        19.    Twenty-One (21) Day Period.    Employee further specifically agrees that modifications to this Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) day period referenced in Paragraph 19 above.

        20.    Counterparts.    This Agreement may be executed via facsimile or email and in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument, binding on the parties.

PLEASE READ CAREFULLY. EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS AGREEMENT, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOICE, AND THAT HE SIGNS THIS AGREEMENT WITH THE INTENT OF RELEASING THE COMPANY AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM ANY AND ALL CLAIMS.

ACCEPTED AND AGREED TO:

EMPLOYEE
Dated:	March 18, 2010	/s/ JAMES KEITH DOSS James Keith Doss
COMPANY
Dated:	March 18, 2010	By:	/s/ LYNN A. PETERSON Lynn Peterson President and Chief Executive Office KODIAK OIL & GAS CORP.

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  Exhibit 10.1
OFFICER POSITION TERMINATION AGREEMENT AND GENERAL RELEASE